EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 15, 2021, the merger of AgeX’s majority-owned subsidiary LifeMap Sciences, Inc. (“LifeMap”) with GCLMS Acquisition Corporation, a Delaware corporation (“GCLMS”) was completed pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) among AgeX, LifeMap, GCLMS and the parent company of GCLMS Atlas Capital Partners Limited, a British Virgin Islands company limited by shares (“Atlas”). As a result of the merger, (a) the shares of LifeMap common stock outstanding at the time of the merger entitle the holders of those shares to receive a pro rata portion of a $500,000 cash payment for all shares of LifeMap common stock in the aggregate (the “Merger Consideration”), with each LifeMap shareholder’s pro rata portion of the Merger Consideration to be determined in accordance with the number of shares of LifeMap common stock owned by such shareholder as a percentage of shares of LifeMap common stock outstanding immediately before the effective date of the merger, and (b) the outstanding shares of GCLMS common stock were converted into shares of LifeMap common stock so that Atlas is now the sole shareholder of LifeMap.

The unaudited pro forma consolidated balance sheet presents the balance sheet as originally reported and eliminates the assets, liabilities and equity components of LifeMap and its wholly owned subsidiary, LifeMap Sciences, Ltd. as if the disposition occurred on September 30, 2020. In addition, the pro forma adjustments include entries to record the $250,000 in cash received for partial payment of LifeMap’s indebtedness to AgeX and the conversion of $1,761,296 of LifeMap’s indebtedness to AgeX into shares of LifeMap common stock immediately prior to the merger as required by the Merger Agreement, the write off of any residual indebtedness of LifeMap to AgeX, and approximately $466,400 in cash received for Agex’s pro rata share of the Merger Consideration in the merger.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2020 and for the fiscal year ended December 31, 2019 assume that the disposition of LifeMap occurred prior to those periods. The statements of operations do not include any gain or loss on the sale or costs associated with the divestiture of AgeX’s interest in LifeMap.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the disposition occurred as of the dates stated above. The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with the audited consolidated financial statements and notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in AgeX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 30, 2020, and unaudited interim consolidated financial statements and the related MD&A included in AgeX’s September 30, 2020 Quarterly Report on Form 10-Q filed on November 16, 2020, incorporated herein by reference.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2020

(IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	As Reported	Disposition	Notes	Pro Forma

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,107	$322	(a)	$1,429
Accounts and grants receivable, net	241	(172)	(b)	69
Prepaid expenses and other current assets	581	(66)	(b)	515
Total current assets	1,929	84		2,013
Property and equipment, net	442	-		442
Deposits and other long-term assets	100	-		100
Intangible assets, net	1,732	(698)	(b)	1,034
TOTAL ASSETS	$4,203	$(614)		$3,589

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,806	$(495)	(b)	$1,311
Loan due to Juvenescence, net of debt issuance cost - current	1,884	-		1,884
Related party payables, net	71	-		71
Deferred revenues	255	(255)	(b)	-
Right-of-use lease liability	109	-		109
Paycheck Protection Program Loan	435	-		435
Insurance premium and other current liabilities	294	(264)	(c)	30

Total current liabilities	4,854	(1,014)		3,840

LONG-TERM LIABILITIES
Loan due to Juvenescence, net of debt issuance cost	3,095	-		3,095

TOTAL LIABILITIES	7,949	(1,014)		6,935

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of September 30, 2020	-	-		-
Common stock, $0.0001 par value, 100,000 shares authorized;37,689 shares issued and outstanding as of September 30, 2020	4	-		4
Additional paid-in capital	90,880	(2,738)	(b)	88,142
Accumulated other comprehensive income	92	(92)	(b)	-
Accumulated deficit	(94,627)	2,933	(d)	(91,694)
AgeX Therapeutics, Inc. stockholders’ deficit	(3,651)	103		(3,548)
Noncontrolling interest	(95)	297	(b)	202
Total stockholders’ deficit	(3,746)	400		(3,346)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,203	$(614)		$3,589

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As Reported	Disposition	Notes	Pro Forma

REVENUES:
Subscription and advertisement revenues	$945	$(945)	(e)	$-
Other revenues	256	(215)	(e)	41
Grant revenues	162	-		162
Total revenues	1,363	(1,160)		203

Cost of sales	(120)	99	(e)	(21)

Gross profit	1,243	(1,061)		182

OPERATING EXPENSES:
Research and development	3,792	(983)	(f)	2,809
General and administrative	5,675	(529)	(f)	5,146
Total operating expenses	9,467	(1,512)		7,955

Loss from operations	(8,224)	451		(7,773)

OTHER INCOME/(EXPENSES):
Interest expense, net	(288)	-		(288)
Other income (expense), net	(6)	11	(g)	5
Total other expense, net	(294)	11		(283)

NET LOSS	(8,518)	462		(8,056)
Net loss attributable to noncontrolling interest	99	(96)	(h)	3

NET LOSS ATTRIBUTABLE TO AGEX	$(8,419)	$366		$(8,053)

NET LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.22)	$0.01		$(0.21)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	37,662	37,662		37,662

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As Reported	Disposition	Notes	Pro Forma

REVENUES:
Subscription and advertisement revenues	$1,332	$(1,332)	(e)	$-
Other revenues	216	(138)	(e)	78
Grant revenues	180	-		180
Total revenues	1,728	(1,470)		258

Cost of sales	(244)	187	(e)	(57)

Gross profit	1,484	(1,283)		201

OPERATING EXPENSES:
Research and development	5,904	(1,408)	(f)	4,496
General and administrative	8,139	(834)	(f)	7,305
Total operating expenses	14,043	(2,242)		11,801

Loss from operations	(12,559)	959		(11,600)

OTHER INCOME/(EXPENSES):
Interest income, net	29	-		29
Other income, net	294	71	(g)	365
Total other income, net	323	71		394

NET LOSS BEFORE INCOME TAX PROVISION	(12,236)	1,030		(11,206)
Income tax provision	(148)	148	(i)	-

NET LOSS	(12,384)	1,178		(11,206)
Net loss attributable to noncontrolling interest	230	(225)	(h)	5

NET LOSS ATTRIBUTABLE TO AGEX	$(12,154)	$953		$(11,201)

NET LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.33)	$0.03		$(0.30)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	37,271	37,271		37,271

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information

Notes to Unaudited Pro Forma Consolidated Financial Information.

(a)	This adjustment reflects the elimination of cash and cash equivalents attributable to LifeMap and its wholly owned subsidiary LifeMap Sciences, Ltd. (“LifeMap Consolidated”) as if the disposition occurred on September 30, 2020 and also includes the $250,000 in cash received to pay off a portion of LifeMap’s indebtedness to AgeX, and approximately $466,400 in cash as AgeX’s pro rata share of the $500,000 Merger Consideration payable to AgeX as a LifeMap shareholder in the merger of LifeMap with GCLMS Acquisition Corporation.

(b)	This adjustment eliminates the assets, liabilities and equity components of LifeMap Consolidated as if the disposition occurred on September 30, 2020.

(c)	This adjustment reflects the elimination of liabilities attributable to LifeMap Consolidated and the $250,000 portion of LifeMap’s indebtedness to AgeX paid off prior to the merger, conversion of $1,761,296 of LifeMap’s indebtedness to AgeX into shares of LifeMap common stock, and write off of LifeMap’s residual indebtedness to AgeX.

(d)	This adjustment represents the equity impact inclusive of estimated net loss of approximately $14.4 million as a result of the disposition as of September 30, 2020. The actual loss may differ as of March 15, 2021, the merger consummation date.

(e)	This adjustment reflects the elimination of subscription and advertising revenues from LifeMap’s GeneCards® online database and cost of goods sold comprised of the fixed annual royalties on the GeneCards® online database.

(f)	This adjustment reflects the elimination of operating expenses of LifeMap Consolidated. Not included in the pro-forma results are anticipated savings due to costs that may be reduced or eliminated.

(g)	This adjustment primarily represents effects of remeasurement of a U.S. dollar denominated intercompany payable by LifeMap Sciences, Ltd. to LifeMap, offset by remeasurement of an Israeli Shekel denominated intercompany payable by LifeMap to LifeMap Sciences, Ltd. The functional currency of LifeMap Sciences, Ltd. is the Israeli Shekel.

(h)	This adjustment reflects the net loss attributable to noncontrolling interests of LifeMap Consolidated.

(i)	This adjustment represents a foreign income tax provision due to income generated in Israel through LifeMap Sciences, Ltd. This income was principally related to the remeasurement of the U.S. dollar denominated intercompany advances payable by LifeMap Sciences, Ltd. to LifeMap, for which a foreign income tax provision of $148,000 was recorded for the year ended December 31, 2019.